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                                                                    EXHIBIT 10.3


                             CONFIDENTIAL TREATMENT


                                LICENSE AGREEMENT


Effective as of January 2, 1995 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and LeukoSite, Inc., a Delaware corporation, having a principal place of business at 215 First Street, Cambridge, MA 02142 ("LICENSEE"), agree as follows:


1.       BACKGROUND

1.1 STANFORD has certain rights to biological material known as "'Antibodies to Human B7 integrin ("Biological Material[s]") developed in the laboratory of Eugene Butcher and described in Stanford Docket S93-116.

1.2 STANFORD desires to have products of the Biological Material(s) marketed at the earliest possible time in order that such products may be available for public use and benefit.

1.3 LICENSEE wishes to acquire a license to said Biological Material(s) to make, use, and sell Licensed Product(s) in the Licensed Field of Use.

1.4 Biological Material(s) was developed in the course of research supported by the National Institutes of Health.


2.       DEFINITIONS

2.1 "Biological Material(s)" means those materials included in Exhibit A. This Exhibit may be amended from time to time by mutual consent of LICENSEE and STANFORD.

2.2 "Licensed Field of Use" means all human therapeutic, prophylactic or diagnostic uses.

2.3      "Licensed Territory" means worldwide.

2.4 "Licensed Product(s)" means any product in the Licensed Field of Use containing, derived from, or made using Biological Material(s).


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2.5      "Exclusive" means that STANFORD will not grant other licenses to
         Biological Material(s) described in Exhibit A.

2.6 "Non-exclusive" means that after a period of fifteen (15) years STANFORD may grant other licenses to Biological Material(s) described in Exhibit A according to paragraph 3.1.

2.7 "Net Sales" means the gross revenue derived by LICENSEE from Licensed Product(s), less the following items but only insofar as they actually pertain to the disposition of such Licensed Product(s) by LICENSEE, are included in such gross revenue, and are separately billed:

         *************************************************************
         *************************************************
         ***********************************************************************
         *******************************
         **************************************
         It is recognized that Licensed Products may be sold in combination 'with other Therapeutically Active Substances (hereinafter referred to as "Combination Products"). "Therapeutically Active" shall mean biologically active in achieving a clinical therapeutic objective in concert with, or supplementary to, a Licensed Product. In determining the Net Sales of Combination Products, Net Sales shall first be calculated in accordance with the definition of Net Sales in this Paragraph 2.7 and then multiplied by the percentage value of the Licensed Product contained in the Combination Product, such percentage value being the quotient obtained by dividing (a) the current market value of the Licensed Product by (b) the sum of the separate current market values of the Licensed Product and the other components which are contained in the Combination Product. The current market value of each Therapeutically Active substance and of the Licensed Product shall be for a quantity comparable to that contained in the Combination Product and of the same class, purity and potency. When no current market value is available for a component other than the Licensed Product of a Combination Product, LICENSEE shall calculate a hypothetical market value for such component, allocating the same proportions of costs, overhead and profit as are then allocated to similar components make by LICENSEE and having a ascertainable market value. If, however, the parties determine that the above formula does not adequately and fairly reflect the



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         contribution of each component in a particular combination Product, then the parties shall negotiate in good faith a modification of the formula for the determination of Net Sales of that Combination Product.

         In the event that a Licensed Product is incorporated into a service for treating or diagnosing a patient, Net Sales for the Licensed Product for the purpose of determining royalties under this Agreement shall be based only on the Monetary Value of the Licensed Product used as part of such service

         For purposes of this Section, Monetary Value shall be the price of the Licensed Product as sold by LICENSEE in arm's length transactions with third parties, apart from any services for treating or diagnosing a patient; regardless of whether such Licensed product was produced form materials which were originally supplied by such third party. If no such sales have taken place, Monetary Value of Licensed Product shall be the price at which such Licensed Product would have been sold to a third party, as agreed to by LICENSEE and STANFORD. If after sixty (60) days the parties do not agree to such price the parties will submit such to binding arbitration as set forth in Article 13 of this Agreement.

2.8 "Sub licensee" means any non-Affiliate third parry licensed by LICENSEE to make, have made, use or sell any Licensed Product(s).

2.9 "Prior License Agreement" means License Agreement between STANFORD and LICENSEE, effective date December 9, 1993.

2.10 "Exclusive Period" means the period beginning on the Effective Date and ending fifteen (15) years thereafter.

3.       GRANT

3.1 STANFORD hereby grants, and LICENSEE accepts, a license in the Licensed Field of Use and Licensed Territory to make, have made and use Biological Materials, and to make, have made, use, and sell Licensed Product(s). Said license shall be an Exclusive license during the Exclusive Period and includes the right "to grant sub license(s) during the Exclusive Period. Thereafter, said license shall be fully-paid and Non-exclusive, unless sooner terminated according to Article 11 hereunder.

3.2      STANFORD reserves the right to supply any or all of Biological
         Material(s)


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         to academic research scientists, subject to limitation of use by such scientists for research purposes and restriction from further distribution.

4.       GOVERNMENT RIGHTS

         This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be "manufactured substantially in the United States," and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Biological Material(s).



5.       ROYALTIES

5.1      LICENSEE agrees to pay to STANFORD ***********************************
         ************************************* Upon receipt of payment, STANFORD shall send Biological Material(s) to LICENSEE. Except for a Sub licensee, LICENSEE shall not transfer Biological Material(s) to any third party without prior written consent from STANFORD, which consent shall not be unreasonably withheld or delayed.

5.2      LICENSEE shall pay license maintenance royalties of *******************
         ***********************************************************************
         ***************************************************************
         Said payments are non refundable except that they are fully creditable against earned royalties.

5.3      All payments to STANFORD shall be in U.S. Dollars, net of any non-U.S.
         taxes.

5.4 In addition, during the Exclusive Period LICENSEE shall pay STANFORD an earned royalty of ****************** on Net Sales of Licensed Product(s) sold by LICENSEE if the Licensed Product(s) are for therapeutic use, and *** ************** on Net Sales of Licensed Product(s) sold by LICENSEE if the Licensed Product(s) are for diagnostic use. Earned royalty payments shall be made as follows:

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         ***********************************************************************
         ***********************************************************************
         ********************************************************
         ****************************

5.5 If with respect to any Licensed Product(s) a royalty would be due under Paragraph 5.4 of this Agreement and also under the Prior License Agreement, only one royalty payment shall be due. Said royalty shall be paid as follows: ***************** on Net Sales of Licensed Product(s) if the Licensed Product(s) are for therapeutic use, and ************** ***************************** on Net Sales of Licensed Product(s) if
         the Licensed Product(s) are for diagnostic use.

5.6 In the event that royalties are to be paid by LICENSEE to a third party for Licensed Product(s) for which royalties are also due to STANFORD pursuant to Paragraphs 5.4 or 5.5 (hereinafter referred to as "Other Royalties"), then the royalties to be paid to STANFORD by LICENSEE pursuant to Paragraph 5.4 or 5.5 shall be reduced by the amount of such Other Royalties, but in no event shall the royalties under Paragraphs
         5.4 or 5.5 be **************************************
         *******************

6.       SUBLICENSE(S)

6.1 LICENSEE may grant sub license(s) during the Exclusive Period, which sub license(s) may extend beyond the Exclusive Period.

6.2 Any sublicense(s) granted by LICENSEE under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:

         (a) Sub license terms and conditions shall reflect that any sublicensee(s) shall not further sub license; and

         (b) The earned royalty rate specified in the sublicense(s) may be at higher rates than the rates in this Agreement.

         Any such sub license(s) also shall expressly include the provisions of Articles 7, 8 and 9 for the benefit of STANFORD and provide for the transfer of all obligations, including the payment of royalties specified in such sublicense(s),

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         to STANFORD or its designee, in the event that this Agreement is terminated. At LICENSEE's request, Stanford agrees to negotiate in good faith modification of royalties due from sublicensing if such modification is deemed necessary to further the development of Licensed Product(s).

6.3 LICENSEE agrees to provide STANFORD a copy of any sub license(s) granted pursuant to this Article 6.

6.4 Product sales by sub licensees shall be considered to be sales by LICENSEE under this agreement and LICENSEE shall pay earned royalties as specified in Paragraph 5.4.


7.       ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

7.1 Earned Royalty Payment and Report - Beginning with the first sale of a Licensed Product, LICENSEE shall make written reports (even if there are no sales) and earned royalty payments to STANFORD within sixty (60) days of the reporting period of Paragraph 5.4 herein. This report shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed period, and resulting calculation pursuant to Paragraph 5.4 or 5.5 of earned royalty payment due STANFORD. Concurrent with the making of each such report, LICENSEE shall include payment due STANFORD of royalties for the period covered by such report.

7.2 Accounting - LICENSEE agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers, serial numbers and related information in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by STANFORD through an independent certified accountant from time to time, upon reasonable notice during normal business hours and no more than once each calendar year, to the extent necessary to verify reports provided for in Paragraph 7.1. Such examination is to be made by STANFORD or its designee, at the expense of STANFORD, except in the event that the results of the audit reveal" an underreporting of royalties due STANFORD of five percent (5%) or more, in any calendar year, then the audit costs shall be paid


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         by LICENSEE.



8.       NEGATION OF WARRANTIES

8.1 STANFORD represents that it owns the Biological Materials and has the right to grant the licenses of this Agreement; it has not entered into any agreement which is inconsistent with the rights and licenses granted to LICENSEE under this Agreement.

8.2      Nothing in this Agreement shall be construed as:

         (a) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and trademarks of third parties;

         (b) Conferring rights to use in advertising, publicity, or otherwise any trademark or the name of "STANFORD"; or

         (c) Granting by implication, estoppel, or otherwise any licenses or rights under patents of STANFORD.

8.3 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, OR TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

8.4 LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to:

         (a) U.S. Patent No. 4,237,224, "Process for Producing Biologically Functional Molecular Chimeras"; U.S. Patent No. 4,468,464 and U.S. Patent No. 4,740,470, both entitled, "Biologically Functional Molecular Chimeras," (collectively known as the Cohen/Boyer patents) or reissues thereof; or



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         (b)      U.S. Patent 4,656,134, "Amplification of Eucaryotic Genes," or
                  any patent application corresponding thereto.


9.       INDEMNITY

9.1 LICENSEE agrees to indemnify, hold harmless, and defend STANFORD and Stanford Health Services and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Biological Material or Licensed Product(s) by LICENSEE or Sublicensee(s), or their customers.

9.2 STANFORD will not be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD will not have any responsibilities or liabilities whatsoever with respect to Licensed Products(s).

9.3 LICENSEE will at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

9.4 In addition to the foregoing, LICENSEE will maintain for itself or for STANFORD, during the term of this Agreement and starting as of the time and as set forth below with respect to Licensed Product(s) or Licensed Process(es), Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its sublicensee(s) under this Agreement. Such insurance will be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At STANFORD's request, LICENSEE will furnish a Certificate of Insurance evidencing primary coverage and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD "4 or Stanford Health Services shall be excess and noncontributory. At the time that Licensed Product(s) or Licensed Process(es) is to be used in humans LICENSEE shall obtain and maintain insurance having a liability limit in an amount agreed to by STANFORD and LICENSEE not to exceed Five Million



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         Dollars ($5,000,000) and will include STANFORD, Stanford Health
         Services, their trustees, directors, officers, employees, students, and agents as additional insureds. The Indemnification by LICENSEE shall not be limited to their insurance coverage. Additionally, STANFORD agrees to negotiate in good faith the reduction or elimination of such insurance coverage as of the time that LICENSEE has a Net Worth which would be reasonably acceptable for satisfying LICENSEE's indemnification obligations under this Agreement. At the time of such negotiations and annually thereafter after entering into such an agreement LICENSEE shall provide to STANFORD audited financial statements. As claims or incidents occur, LICENSEE agrees to maintain or restore the liability limit to the agreed amount.


10.      STANFORD NAMES AND MARKS

         LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or the Stanford Health Services, or that is associated with either of them, without STANFORD's prior written consent. Nothing in this Article 10 shall prevent LICENSEE from identifying STANFORD in connection with any financing, filing with a government agency, or where such identification is required by law, rule or regulation.



11.      TERMINATION

11.1 LICENSEE may terminate this Agreement by giving STANFORD notice in writing at least ninety (90) days in advance of the Effective Date of termination provided that LICENSEE shall thereupon cease use and sale of Biological Material(s) and any Licensed Product(s).

11.2 STANFORD may terminate this Agreement if LICENSEE is in breach of any. provision hereof; and LICENSEE fails to remedy any such breach within sixty (60) days after written notice thereof by STANFORD.

11.3     Surviving any termination are:

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         (a)      Any cause of action or claim of LICENSEE or STANFORD, accrued or to accrue, because of any breach by the other party;

         (b)      Payment of accrued royalties; and

         (c)      The provisions of Articles 7, 8 and 9.

11.4 Concurrent with notice of termination by either LICENSEE or STANFORD, LICENSEE shall destroy all Biological Material(s) and Licensed Product(s) in its possession, and shall provide written evidence of said destruction.

11.5 Upon termination of this Agreement LICENSEE, at its option, shall be entitled to sell any completed inventory of a Licensed Product(s) as if licensed by this Agreement which remains on hand as of the date of the termination, so long as LICENSEE pays to STANFORD the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

11.6 In the event that this Agreement and/or the rights and licenses granted under this Agreement to LICENSEE is terminated, any sub license granted under this Agreement shall remain in full force and effect as a direct license between STANFORD and the Sub licensee under the terms and conditions of the sub license agreement, subject to the Sub licensee agreeing to be bound to STANFORD under such terms and conditions within thirty (30) days after STANFORD provides written notice to the Sub licensee of the termination of LICENSEE's rights and licenses under this Agreement.


12       ASSIGNMENT

12.1 This Agreement shall not be assignable by either of the parties without prior written consent of the other party except that LICENSEE, without the consent of STANFORD, may assign this Agreement to an Affiliate or to a transferee or a successor in interest of all or substantially all of the portion of the business to which}Y this Agreement relates.

12.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of LICENSEE and STANFORD. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the

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         terms and conditions of this Agreement to be performed by said party-

13.      MISCELLANEOUS

13.1 Arbitration - Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

13.2 Termination Report - LICENSEE also agrees to make a written report to STANFORD within ninety (90) days after the date of termination of this Agreement, stating in such report the number, description, and Net Sales of all products made, sold, or otherwise disposed of and upon which royalties are payable hereunder but which were not previously reported to STANFORD.

13.3 Notices - All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

                  To STANFORD:      Office of Technology Licensing
                                    Stanford University
                                    900 Welch Road, Suite 350
                                    Palo Alto, CA 94304-1850

                                    Attention:        Director


                  To LICENSEE:            LeukoSite, Inc.
                                    215 First Street
                                    Cambridge, MA 02142

                                    Attention:        President

         Either party may change its address upon written notice to the other party.

13.4 None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.


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13.5     This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed, and performed wholly within California.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

                                    THE BOARD OF TRUSTEES OF THE LELAND
                                    STANFORD JUNIOR UNIVERSITY

                                    Signature   /s/ Katharine Ku
                                                ------------------------------
                                    Name:       Katharine Ku
                                                ------------------------------
                                    Title       Director. Technology Licensing
                                                ------------------------------
                                    Date        January 12, 1995
                                                ------------------------------
                                    LEUKOSITE, INC.

                                    Signature   /s/ Chris Mirabelli
                                                ------------------------------
                                    Name:       C.K. Mirabelli
                                                ------------------------------
                                    Title:      CEO and Chairman
                                                ------------------------------
                                    Date:       January 20, 1995
                                                ------------------------------


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